EXHIBIT 5

[GRAPHIC OMITTED]                             FOLEY & LARDNER
FOLEY : LARDNER                               100 North Tampa Street, Suite 2700
ATTORNEYS AT LAW                              Tampa, Florida  33602-5810
                                              P.O. Box 3391
                                              Tampa, Florida  33601-3391
                                              813.229.2300 TEL
                                              813.221.4210  FAX
                                              www.foleylardner.com

                                              WRITER'S DIRECT LINE
                                              813.225.4126
                                              mtraber@foleylaw.com Email

                                              CLIENT/MATTER NUMBER
                                              038929/0101


                                February 25, 2004
XRG, Inc.
5301 Cypress Street, Suite 111
Tampa, Florida 33607


         Re: Post Effective Amendment No. 1 to the Form S-8 Registration Statement Relating to the XRG, Inc. 2004 Non-Qualified Stock Option Plan

Ladies & Gentlemen:

                  We have acted as counsel for XRG, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Post Effective Amendment No. 1 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the filing of the Amended & Restated 2004 Non-Qualified Stock Option (the "Amended Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K.

                  We have examined and are familiar with the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, the filing of the initial S-8 to this Post Effective Amendment, and such other records and documents of the Company, certificates of public officials and officers of the Company and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement and to be issued pursuant to the Amended Plan, when issued in accordance with the terms and conditions of the Amended Plan, will be duly and validly issued, fully paid and nonassessable.

                  We have, with your permission, assumed the Delaware General Corporation Law is substantially the same as the Florida Business Corporation Act. Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Amended Plan, when issued in accordance with the terms and conditions of the Amended Plan, will be legally and validly issued, fully paid and nonassessable

                  We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.



                                         FOLEY & LARDNER



                                         By: /s/ Martin A. Traber
                                             -----------------------------------
                                             MARTIN A. TRABER

MAAT/mtv